Exhibit 10.3(b)

EXECUTION VERSION

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH THREE ASTERISKS (“***”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

GUARANTEE

October 26, 2007

To:          Paragon Noble LLC

                ***

                ***

                New York, NY  10022

                Attention:  General Counsel

                Facsimile:  ***

Ladies/Gentlemen:

1.             For value received and subject to the Cap (as defined below), the undersigned party (the “Guarantor”), hereby guarantees the prompt and complete payment when due (whether at extended maturity, by acceleration or otherwise), of any and all obligations by NEP Equipment Finance Hold Co., LLC (the “Borrower”), including interest, if any, accruing before or after any proceeding under any applicable bankruptcy or insolvency law with respect to the Borrower, whether now existing or hereafter arising to Paragon Noble LLC (the “Lender”) arising with respect to any and all Loans outstanding under that certain Second Lien Secured Promissory Note, dated as of October 26, 2007 (as amended, modified or supplemented from time to time, the “Secured Promissory Note”), between the Borrower and the Lender (collectively, the “Obligations”).  The Obligations under this Guarantee (other than any principal, interest and fees owed to the Lender with respect to the Loans which shall not, in any event, be subject to the limitations provided further in this sentence) shall not, in the aggregate, exceed 10% of the aggregate principal amount of the Loans outstanding on the Closing Date (the “Cap”) in effect as of the date of determination (without giving effect to any Loans made on the Closing Date); provided, however, that the Cap shall not apply to any bad faith, gross negligence or willful misconduct by the Guarantor; and provided, further, that the obligations of the Borrower to pay such amounts with respect to the Loans payable under the Secured Promissory Note shall not be amended or modified in any way by this sentence. In case of the failure of the Borrower to pay any such Obligations in accordance with the Secured Promissory Note, the Guarantor hereby agrees, upon written demand by the Lender in accordance with Section 2, to pay to the Lender such Obligations.  This guarantee agreement (this “Guarantee”) is a guarantee of payment and not merely a guarantee of collection.  Capitalized terms used, but not defined, in this Guarantee shall have the respective meanings assigned to such terms in the Secured Promissory Note.

2.             The Guarantor shall pay any Obligations within fifteen (15) Business Days after receipt of written demand for such payment from the Lender after the Borrower shall have failed to make such payment when due under the Secured Promissory Note.

3.             The obligations of the Guarantor under this Guarantee shall be continuing and irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Secured Promissory Note or any other agreement or instrument referred to therein, in each case irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than a discharge or defense that the Borrower would be entitled to assert under the Secured Promissory Note).  Without limiting the generality of the foregoing, the Guarantor agrees that the occurrence of any of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional, and shall not be released, discharged or in any way affected (whether in full or in part) by any of the following events or occurrences:

(a)           at any time, without notice to the Guarantor, the time for any performance of, or compliance with, any of the Obligations shall be extended by the Lender or such performance or compliance shall be waived;

(b)           at any time, any of the Obligations shall be, or shall be deemed to have been, modified, supplemented or amended in any respect; or

(c)           any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding.

The Guarantor hereby expressly waives promptness, diligence, presentment, demand for payment or performance (other than the delivery of the written demand from the Lender as described in Section 2) and protest, filing of claims with any court, any requirement for a proceeding to enforce any provision of the Secured Promissory Note; notice of acceptance of and reliance on this Guarantee by the Borrower; notice of creation of any liabilities of the Borrower and any requirement that the Lender exhausts any right, power or remedy against the Borrower before proceeding under this Guarantee.  The Guarantor further waives any requirement that the Borrower or any other entity be joined as a party to any proceeding for the enforcement of any Obligation.  The obligations of the Guarantor under this Guarantee shall be automatically reinstated if, and to the extent that, for any reason, any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must otherwise be restored by any holder of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  The Guarantor agrees that a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrower under the Secured Promissory Note.  The Guarantor acknowledges hereby that this Guarantee is an instrument for the payment of money and consents and agrees hereby that the Lender, at its sole option, shall have the right to bring motion-action under New York CPLR Section 3213.

4.             The Guarantor shall be subrogated to all rights of the Lender against the Borrower in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all Obligations due and payable by the Borrower to the Lender under the Secured Promissory Note have been paid in full.

5.             The Guarantor represents and warrants to the Lender, as of the date of this Guarantee (unless such representation and warranty relates to an earlier date), that:

                (a)           The Guarantor is duly formed, validly existing and in good standing under the laws of the jurisdiction of the Guarantor’s organization and has all requisite limited liability company power and authority to carry on its business as now conducted.  The Guarantor has the full power and authority to (i) execute and deliver this Guarantee and (ii) perform all of its obligations under this Guarantee.

            (b)           As of the date hereof, the execution and delivery by the Guarantor of this Guarantee and the performance by the Guarantor of all of its obligations hereunder have been duly authorized by the Guarantor in accordance with all applicable laws and the organizational documents of the Guarantor.

            (c)           As of the date hereof, the execution and delivery by the Guarantor of this Guarantee and the performance by the Guarantor of its obligations hereunder:  (i) will not violate or be in conflict with any term or provision of (A) any applicable law (including, without limitation, any applicable usury or similar laws), or (B) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to the Guarantor; (ii) will not violate, be in conflict or inconsistent with, result in a breach of, or constitute a default (with or without the giving of notice or the passage of time or both) under, any term or provision of any document, agreement or instrument to which the Guarantor is a party (including its organizational documents); and (iii) will not result in the creation or imposition of any lien upon any of the assets and properties of the Guarantor, such that, in the case of any of clauses (i), (ii) or (iii), there would be a material adverse effect on the ability of the Guarantor to comply with its obligations under this Guarantee.  This Guarantee is a legally valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms and provisions, except as such enforceability may be affected by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and the application of general principles of equity.

            (d)           No material consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or any other Person is required for the due and valid execution, delivery and performance by the Guarantor of this Guarantee.  The Guarantor is in material compliance with all applicable laws except to the extent there would be no material adverse effect on the ability of the Guarantor to comply with its obligations under this Guarantee.

            (e)           Other than as previously disclosed to the Lender in writing, there are no actions, suits, investigations or proceedings pending or, to the Guarantor’s knowledge, threatened at law, in equity, in arbitration or by or before any other governmental authority involving or affecting the Guarantor that, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of the Guarantor to comply with its obligations under this Guarantee.  The Guarantor is not in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to it or its property that would result in a material adverse effect on the ability of the Guarantor to comply with its obligations under this Guarantee.

            (f)            The Guarantor has filed, or has caused to be filed on behalf of itself, all federal, state and local tax returns that it is required to file and has paid, or has caused to be paid, all taxes it is required to pay to the extent due (except for taxes that the Guarantor is contesting in good faith and by appropriate proceedings, with adequate reserves established for such taxes).

            (g)           As of the date hereof, the Guarantor is exempt from regulation under the Investment Company Act of 1940.  The Guarantor’s assets are not “plan assets” within the meaning of the U.S. Department of Labor regulations and the Guarantor is not subject to regulation under the Employee Retirement Income Security Act of 1974, as amended.

(h)           As of the date hereof, all issued and outstanding ownership interests in the Borrower are directly owned by the Guarantor.

(i)            As of the date hereof, the written information provided to the Lender with respect to the Guarantor was true and correct in all material respects at the time it was provided.

(j)            The Guarantor has not engaged in any business other than, directly or indirectly through its subsidiaries, the development, acquisition, financing, management, construction and operation of wind energy generation projects, the purchasing, transporting, financing and/or ownership of turbines relating to such wind energy generation projects and business reasonably incidental to any of the foregoing.

6.             The Guarantor agrees that, until the full payment of the Obligations (other than contingent Obligations):

              (a)             The Guarantor shall provide such information regarding its financial condition and creditworthiness as may be reasonably requested by the Lender for the purpose of confirming the Guarantor’s ability to perform its obligations hereunder.

              (b)             The Guarantor shall maintain and preserve its existence in its current form in the jurisdiction of its organization, except for purposes of undertaking a public offering of interests in the Guarantor; provided that such public offering does not have a material adverse effect on (i) the ability of the Guarantor to comply with its obligations under this Guarantee or (ii) the Collateral.

                (c)           The Guarantor shall not, without the prior written consent of the Lender, not to be unreasonably withheld, enter into any transaction of merger, consolidation or amalgamation, except for purposes of undertaking a public offering of interests in the Guarantor; provided that such public offering does not have a material adverse effect on (i) the ability of the Guarantor to comply with its obligations under this Guarantee or (ii) the Collateral.  The Guarantor shall not enter into any liquidation or dissolution.  The Guarantor shall not transfer or assign any of its direct ownership interests in the Borrower without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

                (d)           (i)            As soon as available and in any event within forty five (45) days after the end of each quarterly fiscal period of each fiscal year of the Guarantor (except for the fourth fiscal quarter of such fiscal year), the Guarantor shall deliver to the Lender an unaudited balance sheet for such period accompanied with a certificate confirming that the relevant balance sheet for such period (A) is true, complete and correct, in all material respects, and (B) fairly represents the financial condition of the Guarantor for such period (subject to normal year-end adjustments).

                (ii)           As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Guarantor, the Guarantor shall deliver to the Lender its unaudited balance sheet for such fiscal year.

                (e)           The Guarantor shall not commence any bankruptcy, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding with respect to itself, the Borrower, Equipmentco, any Qualified Project Company or any TSA Company.

                (f)            The Guarantor shall not combine, merge or consolidate with any other entity (except for purposes of undertaking a public offering of interests in the Guarantor; provided that such public offering does not have a material adverse effect on (i) the ability of the Guarantor to comply with its obligations under this Guarantee or (ii) the Collateral) without the prior written consent of the Lender, such consent not to be unreasonably withheld.

(g)           Guarantor shall not: (i) incur any Debt other than:

(A) Debt incurred under this Guarantee or any other Basic Document;

(B) trade or other similar indebtedness incurred in the ordinary course of business;

(C) up to $1,500,000 of Debt incurred in the ordinary course of business or associated with Permitted Liens;

(D) Debt incurred under the documents listed in Annex 1 hereto (in each case, as in effect on the date hereof);

(E) Debt incurred in connection with any performance guarantees under any operation and maintenance agreements, management services agreements and/or construction agreements or otherwise in connection with the provision of services for the development, construction, ownership and operation of wind energy generation projects; and

(F) Debt incurred by the Guarantor (including loans guaranteed by the Guarantor) provided that in respect of such other Debt the repayment or satisfaction of such Debt by the Guarantor is junior in right of payment to the Obligations guaranteed hereunder.

(ii) incur, create or suffer to exist any lien or other encumbrance on any property or assets directly or indirectly owned by the Guarantor other than

(A) any Permitted Lien or any lien granted pursuant to any document listed in Annex 1 hereto (in each case, as in effect on the date hereof);

(B) any lien or other encumbrance incurred in connection with Debt permitted under Section 6(g)(i)(F) above up to a maximum of $100,000,000;

(C) any lien or other encumbrance incurred in connection with the acquisition of any turbines (and related equipment and spare parts) by the Guarantor or an Affiliate of the Guarantor (other than in respect of the Collateral, which may be subject to the liens and encumbrances under the Basic Documents and the First Lien Facility); provided, however, that any such lien or other encumbrance secures only such turbines so acquired (and related equipment and spare parts);

(D) any lien or other encumbrance incurred in connection with the financing, development, construction, ownership and operation of any wind power project owned or acquired, directly or indirectly, by the Guarantor or any Affiliate of Guarantor, provided that such lien secures only (1) the assets that comprise such wind power projects (or are otherwise owned by the owner of such wind power projects) and (2) equity interests in the owner of such wind power projects; and

(E) any lien or other encumbrance relating to or arising with respect to any of the events described in Section 6(g)(iii)(1) through (5) below; or (iii) make any disposition (including without limitation, any dividend or distribution with respect to, repurchase of or exchange for, the equity of the Guarantor) or enter into any agreement to make any sale, transfer, license, lease or other disposition of any  property directly or indirectly owned by the Guarantor, including any sale, assignment, transfer or other disposal with or without recourse, of any of its notes or accounts receivable or any rights and claims associated therewith (collectively a “Disposition”) except:

(1)           Disposition of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(2)           Disposition of inventory in the ordinary course of business;

(3)           Disposition of equipment or real property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(4)           Disposition of any property or assets, including equity interests in its Affiliates (other than the equity interests of the Borrower, Equipmentco, the TSA Companies or any Qualified Project Company, except in accordance with the Basic Documents), either (x) for fair market value (including the value of any consideration received by any Affiliate of the Guarantor in exchange for such disposition) or (y) where such property or assets are being transferred in a transaction or a series of transactions by means of a distribution or Disposition from one Affiliate (other than the Borrower, Equipmentco, the TSA Companies or any Qualified Project Company, except in accordance with the Basic Documents) to another Affiliate; and

(5)           Disposition with the prior written consent of the Lender, which consent shall not be unreasonably withheld.

7.             This Guarantee shall terminate and be of no further effect upon the later to occur of (a) the payment in full of the Obligations (other than contingent Obligations), if any, and (b) the expiration of any remaining contingent Obligations under the Secured Promissory Note.

8.             THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  The Guarantor irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in the County of New York over any suit, action or proceeding arising out of or relating to this Guarantee.  Service of process by the Lender in any such dispute shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail, at the address specified on the signature page of this Note.  The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction.

9.             The Guarantor may not assign or transfer its obligations under this Guarantee without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

10.           No amendment, modification, supplement or waiver of any provision of this Guarantee shall be effective unless the same shall be in writing and duly executed by the Guarantor and the Lender.  No failure on the part of the Lender to exercise, and no delay in exercising, any of its rights and remedies under this Guarantee shall operate as a waiver thereof or shall preclude any other or further exercise thereof or the exercise of any other right under this Guarantee by the Lender.

11.           The maximum aggregate amount of the Obligations for which the Guarantor shall be liable hereunder shall not exceed the maximum amount for which the Guarantor can be liable without rendering this Guarantee subject to avoidance under applicable law (including section 548 of the United States Bankruptcy Code or any applicable provisions of comparable state law).

[Signature Page Follows]

NOBLE ENVIRONMENTAL POWER, LLC, a Delaware limited liability company

By:	/s/ Christopher Lowe
Name: Christopher Lowe
Title: Vice President and Treasurer

Noble Environmental Power, LLC
8 Railroad Avenue
Second Floor, Suite 8
Essex, CT 06426
Attention: Jeffrey M. Nelson
Facsimile No.: (860) 767-7041

PARAGON NOBLE LLC
as Lender

By:	/s/ John Phelan
Name:
Title:

Address for Notices:

Paragon Noble LLC
***
***
New York, NY 10022-5910
Attention: General Counsel
Facsimile No.: ***

Annex 1

1.             That certain guarantee in respect of amounts up to approximately $12,000,000 (and which may, in addition, also cover certain interest, fees and other expenses and amounts, including enforcement costs, in respect of the relevant guaranteed obligations) by the Guarantor in favor of Great Plains Windpower, LLC, entered into in connection with that certain exclusive due diligence agreement between the Guarantor and Great Plains Windpower, LLC, dated May 18, 2007 related to the membership interests in North Texas Wind Center, LLC.

2.             That certain guarantee in an amount of up to approximately $30,100,000 (and which may, in addition, also cover certain interest, fees and other expenses and amounts, including enforcement costs, in respect of the relevant guaranteed obligations) by the Guarantor in favor of Noble Bliss Windpark, LLC, Noble Clinton Windpark I, LLC, Noble Ellenburg Windpark, LLC and/or certain other beneficiaries, entered into in connection with certain payments arising under certain engineering, procurement and construction agreements and certain operations and maintenance agreements.

3.             That certain guarantee in the amount of up to approximately $208,000,000 (and which may, in addition, also cover certain interest, fees and other expenses and amounts, including enforcement costs, in respect of the relevant guaranteed obligations) by the Guarantor in favor of EFS Noble Holdings, LLC and/or certain other beneficiaries entered into in connection with certain payments arising under that certain equity capital contribution agreement, that certain limited liability company agreement and certain management services agreements.

4.             That certain guarantee by the Guarantor in favor of Dexia Crédit Local, New York Branch in an amount of up to approximately $15,000,000 (and which may, in addition, also cover certain interest, fees and other expenses and amounts, including enforcement costs, in respect of the relevant guaranteed obligations) in connection with certain payments, including certain (a) construction costs, and (b) completion costs.

5.             That certain guarantee by the Guarantor in favor of Credit Suisse Energy LLC to in an amount of up to approximately $15,000,000 (and which may, in addition, also cover certain interest, fees and other expenses and amounts, including enforcement costs, in respect of the relevant guaranteed obligations) in connection with certain payments, including certain (a) construction costs, and (b) completion costs.